MODERN MEDICAL MODALITIES CORPORATION AND SUBSIDIARIES
                        COMPUTATION OF PER SHARE EARNINGS
                                   (Unaudited)

                                                                    Exhibit 11.1

                                            Three Months                   Nine Months
                                         ended September 30,            ended September 30,
                                    --------------------------     ---------------------------
                                         1996           1995            1996            1995
                                    -----------    -----------     -----------     -----------
                                                    (Restated)                      (Restated)

NET INCOME (LOSS)                   $    13,586    $  (296,621)    $    36,881     $  (369,822)
                                    ===========    ===========     ===========     ===========
PRIMARY

         Total weighted average
            shares outstanding        3,168,292      3,116,137       3,168,292       3,116,137
                                    ===========    ===========     ===========     ===========
   Income (loss) from
      continuing operations         $      --      $     (0.06)    $      0.01     $     (0.08)

   Income (loss) from
      discontinued operations              --            (0.03)           --             (0.04)
                                    -----------    -----------     -----------     -----------
     Net income (loss) per share    $ - Nil -      $     (0.09)    $      0.01     $     (0.12)
                                    ===========    ===========     ===========     ===========
FULLY DILUTED
   Weighted average shares            3,168,292      3,134,174       3,168,292       3,134,174

   Assumed conversions
      A warrants and B warrants       1,035,000      1,035,000       1,035,000       1,035,000

         Total weighted average
            shares outstanding        4,203,292      4,169,174       4,203,292       4,169,174
                                    ===========    ===========     ===========     ===========
   Income (loss) from
      continuing operations         $      --      $     (0.05)    $      0.01     $     (0.06)

   Income (loss) from
      discontinued operations              --            (0.01)           --             (0.03)
                                    -----------    -----------     -----------     -----------
     Net income (loss) per share    $ - Nil -      $     (0.07)    $      0.01     $     (0.09)
                                    ===========    ===========     ===========     ===========